Exhibit 10.75

THIRD AMENDMENT TO REVOLVING LOAN PROMISSORY NOTE

This Third Amendment to Revolving Loan Promissory Note (this “Amendment”) is entered into on July 23, 2010, effective on July 15, 2010, by and between AMERICAN AGCREDIT, PCA, an agricultural credit association chartered pursuant to the Farm Credit Act of 1971 (“Lender”), and ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, and ML RESOURCES, INC., a Hawaii corporation (together, “Borrower”).

R E C I T A L S:

A.            Borrower and Lender entered into a Third Amended and Restated Credit Loan Agreement dated June 30, 2009 (the “Credit Agreement”) whereby Lender agreed, among other things, to modify the terms of repayment and extend the maturity date of that certain Revolving Loan Promissory Note dated July 8, 2008 in the amount of Six Million Dollars ($6,000,000.00) made by Borrower in favor of Lender (the “Revolving Note”).

B.            On June 30, 2009 the parties hereto entered into a First Amendment to Revolving Loan Promissory Note extending the Maturity Date from May 1, 2008 to June 29, 2010 and on June 28, 2010, a Second Amendment to Revolving Loan Promissory Note extending the Maturity Date from June 29, 2010 to July 15, 2010.  The parties now desire to further extend the Maturity Date.

C.            The parties are entering into this Amendment to evidence the extension of the maturity of the Revolving Note.

NOW, THEREFORE, taking the foregoing Recitals into account, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

1.             Amendment.  The maturity date of that certain Revolving Loan Promissory Note dated July 8, 2008 in the amount of Six Million Dollars ($6,000,000.00) (the commitment under which was reduced to Five Million Dollars ($5,000,000.00) by instrument dated June 29, 2009) made by Borrower in favor of Lender (the “Revolving Note”) is hereby extended from July 15, 2010 to August 13, 2010.  The Revolving Note, as extended hereby, is and remains secured by: (i) a Mortgage, Security Agreement, Financing Statement and Assignment of Rents dated January 8, 2009 and recorded by the State of Hawaii Bureau of Conveyances on January 14, 2009 as Doc No. 2009-004913 as amended on June 30, 2009 by a document recorded by the State of Hawaii Bureau of Conveyances on July 6, 2009 as Doc Nos. 2009-103496 thru 2009-103497;  (ii) a Security Agreement dated as of May 1, 2000; (iii) a Supplemental Security Agreement dated as of May 1, 2004; (iv) a Second Supplement Security Agreement dated as of July 8, 2008; and (v) a Third Supplemental Security Agreement dated as of June 30, 2009.

2.             No Other Amendments.  Except as modified expressly herein, all of the terms and conditions of the Revolving Note and all other writings and agreements in favor of Lender in connection with the Revolving Note (including, without limitation, all mortgages, security agreements, financing statement, guarantees, pledges, or otherwise) remain and shall remain unchanged and in full force and effect.

[signatures appear on the following page]

IN WITNESS WHEREOF, this Third Amendment to Revolving Loan Promissory Note has been duly executed as of the date first written above.

ML MACADAMIA ORCHARDS, L.P., a Delaware
limited partnership

By:	ML RESOURCES, INC., a Hawaii
corporation, its managing general partner

	By:	/s/ Dennis J. Simonis
	Name:	Dennis J. Simonis
	Title:	President

ML RESOURCES, INC., a Hawaii corporation

By:	/s/ Dennis J. Simonis
Name:	Dennis J. Simonis
Title:	President

AMERICAN AGCREDIT, PCA

By:	/s/ Vern Zander
Name:	Vern Zander
Title:	Vice President